UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement

On May 1, 2018, in connection with the closing of the Merger as described in Item 3.02 below, First Commonwealth Financial Corporation (“FCF”) entered into a Registration Rights Agreement, dated as of May 1, 2018 (the “Registration Rights Agreement”), by and between FCF, on the one hand, and the George J Budig Distributive Trust #4A dated December 31, 2015, an Ohio trust, and George J. Budig Declaration of Trust dated July 13, 1992, as amended and restated June 13, 2016, an Ohio revocable trust (together, the “Garfield Shareholders”), on the other. Pursuant to the Registration Rights Agreement, FCF has agreed to provide the Garfield Shareholders with certain customary registration rights with respect to the 2,745,098 shares of FCF common stock, par value $1.00 (“Common Stock”), issued as partial consideration in the Merger (the “Shares”). The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations. The registration obligations with respect to the Shares will terminate upon the earliest of the date on which the Shares become eligible to be sold without registration pursuant to Rule 144 or the sale of all the Shares pursuant to an effective registration statement or the sale or transfer of all the Shares to any person who is not an affiliate of the Garfield Shareholders.

In connection with the entry into the Registration Rights Agreement, each Garfield Shareholder has advised FCF that, as of the date hereof, it has no present plans to sell any of the Shares. We note that the plan of distribution to be included in the prospectus supplement to be filed pursuant to the Registration Rights Agreement will provide that each Garfield Shareholder may, from time to time, sell the Shares through a broad range of methods and the present plans of the Garfield Shareholders regarding the Shares may change.

The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms. It does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is incorporated herein by reference to Exhibit 4.1 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

On May 1, 2018, Garfield Acquisition Corp. merged with and into FCF, with FCF as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of January 10, 2018, by and between FCF and Garfield Acquisition Corp. (the “Merger”). As consideration for the Merger, on May 1, 2018, FCF issued 2,745,098 shares of Common Stock in the aggregate and paid $17.4 million dollars in the aggregate to the Garfield Shareholders, as the sole shareholders of Garfield Acquisition Corp. The Shares were offered and sold in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder. FCF reasonably believes that the Garfield Shareholders are “accredited investors” under Rule 501(a) of Regulation D.

Item 8.01 Other Events

On May 1, 2018, FCF issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Registration Rights Agreement, dated as of May 1, 2018, by and between First Commonwealth Financial Corporation and the Garfield Shareholders

99.1Press Release dated May 1, 2018, announcing the completion of the Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2018
FIRST COMMONWEALTH FINANCIAL CORPORATION

By:    /s/ James R. Reske
Name: James R. Reske
Title: Executive Vice President, Chief
Financial Officer and Treasurer